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                                                                    EXHIBIT 3.2L


                                    BY - LAWS

                                       OF

                                 MONOCHEM, INC.

                            (A Louisiana Corporation)


                                    ARTICLE I

                                     OFFICES

   The corporation shall have a registered office in the State of Louisiana and may also have an office or offices at such other place or places, within or without the State of Louisiana, as the Board of Directors may from time to time designate.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

   SECTION 1. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held at


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AMENDMENT OF BY-LAWS
Meeting of Board of Directors of Monochem, Inc. held February 24, 1972 the registered office of the corporation in the State of Louisiana, or at such other place within or without the State of Louisiana as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, at such time in May of each year as may from time to time be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. If more than eighteen months are allowed to elapse without the annual shareholders' meeting being held, any shareholder may call such meeting to be held at the registered office of the corporation.

   SECTION 2. Special Meetings. Except as herein otherwise provided, special meetings of the shareholders shall be held at the registered office of the corporation in the State of Louisiana, or at such other place within or without the State of Louisiana as may be designated in the notice of any such meeting, upon call of the Board of Directors or of the President or the Executive Vice-President. At any time, upon written request of any director,


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or of any shareholder or shareholders holding in the aggregate one-fifth of the voting power of all shareholders, the Secretary shall call a special meeting of shareholders to be held at the registered office at such time as the Secretary may fix, not less than fifteen nor more than forty days after the receipt of said request, and if the Secretary shall neglect or refuse to issue such call, the director or shareholder or shareholders making the request may do so.

    SECTION 3. Notice. The authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place, and purpose of the meeting to be given all shareholders entitled to vote at such meeting, at least ten days prior to the day named for the meeting. If such written notice is placed in the United States mail, postage prepaid, and addressed to a shareholder at his last known address, notice shall be deemed to have been given him. Notice of any shareholders' meeting may be waived in writing by any shareholder at any time. Adjournments of any annual or special meeting of shareholders may be taken without new notice being given, but any meeting at which directors are to be elected shall be adjourned only from


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day to day until such directors have been elected.

   SECTION 4. Quorum. A shareholders' meeting duly called can be organized for the transaction of business whenever a quorum is present. The presence, in person or by proxy, of both the holders of a majority of the Class A shares then issued and outstanding and the holders of a majority of the Class B shares then issued and outstanding shall constitute a quorum; except that, for the purpose of removing a Class A director or filling a vacancy in the office of Class A director, the presence, in person or by proxy, of the holders of a majority of the Class A shares then issued and outstanding shall constitute a quorum; and except further that, for the purpose of removing a Class B director or filling a vacancy in the office of Class B director, the presence, in person or by proxy, of the holders of a majority of the Class B shares then issued and outstanding shall constitute a quorum. The shareholders present at a duly organized meeting, or at any adjournment thereof, can continue to do business only so long as there remains present the quorum required for the particular type of business to be transacted. If a


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meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, provided, however, that any meeting at which directors are to be elected shall be adjourned only from day to day until such directors have been elected, and provided, further, that no action shall be taken at any adjourned meeting unless the quorum required for the particular type of business to be transacted be and remain present.

   SECTION 5. Organization. Meetings of the shareholders shall be presided over by the President, or, if he is not present, by the Executive Vice-President, or, if neither the President nor the Executive Vice-President is present, by a chairman to be chosen by a majority of the shareholders entitled to vote who are present at the meeting. The Secretary of the corporation, or, in his absence, an Assistant Secretary, shall act as secretary of each meeting, but, if neither the Secretary nor an Assistant Secretary is present, the presiding officer shall designate any person present to act as secretary of the meeting.


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   SECTION 6. Voting.  Except with respect to the election of directors, the removal of a director, or the filling of a vacancy on the Board of Directors, holders of Class A shares and holders of Class B shares shall be entitled to one vote for each Class A share and one vote for each Class B share held by them. With respect to the election of Class A directors, the removal of a Class A director, or the filling of a vacancy in the office of Class A director, holders of Class A shares shall be entitled to one vote for each Class A share held by them, and holders of Class B shares shall be entitled to no vote whatever. With respect to the election of Class B directors, the removal of a Class B director, or the filling of a vacancy in the office of Class B director, holders of Class B shares shall be entitled to one vote for each Class B share held by them, and holders of Class A shares shall be entitled to no vote whatever. Holders of Class C shares shall have no voting rights except as otherwise expressly provided by law. A shareholder shall have the right to cast his vote, either in person or by proxy duly authorized in writing, signed by the share-


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holder and filed with the Secretary at or before the meeting. A proxy shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary. The validity of every unrevoked proxy shall cease eleven months after the date of its execution, unless some other definite period of validity shall be expressly provided therein. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the corporation, or unless a proxy of later date is filed with the Secretary at or before the meeting. If otherwise entitled to vote, shares owned by another corporation may be voted by the president of such other corporation or by proxy appointed in writing by such president of such other corporation, unless some other person appointed by resolution of the board of directors of such other corporation to vote the shares shall produce a certified copy of such resolution, in which case such other person shall be entitled to vote the shares. Treasury and unissued shares shall not be voted nor counted in calculating the actual voting power of shareholders of the corporation at any given time. No action shall be


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taken at any shareholders' meeting unless both a majority of the Class A shares then issued and outstanding and a majority of the Class B shares then issued and outstanding shall be voted in favor of such action; except that, for the purpose of electing Class A directors, removing a Class A director, or filling a vacancy in the office of Class A director, the vote of a majority of the Class A shares then issued and outstanding will suffice; and except further that, for the purpose of electing Class B directors, removing a Class B director, or filling a vacancy in the office of Class B director, the vote of a majority of the Class B shares then issued and outstanding will suffice.

    Section 7. List of Shareholders. At any meeting of shareholders, a list of shareholders entitled to vote, alphabetically arranged and certified by the Secretary or by the agent of the corporation having charge of transfers of shares, showing the number and class of shares held by each shareholder on the date of the meeting, shall be produced on the request of any shareholder. This list shall be prima facie evidence of the ownership


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of shares in the corporation and of right of the shareholders to vote.

   SECTION 8. Necessity of Meeting. At least one meeting of the shareholders shall be held in each calendar year.

   SECTION 9. Unanimous Written Consent. Whenever by any provision of the Business Corporations Law of Louisiana or the Articles of Incorporation the affirmative vote of all or a certain percentage of shareholders having voting power, or of one or more classes of shareholders having voting power, on the particular question, is made necessary to authorize or constitute corporate action, the consent in writing to such corporate action of all of the shareholders, or all the shareholders of a class or classes of shareholders, having voting power on the particular question, shall be sufficient for the purpose, without necessity for a meeting of such shareholders, or class of shareholders. This consent shall be evidenced by a writing signed in duplicate by all the shareholders of the class entitled under the Articles to vote on the question, to which shall be attached a


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certificate by the Secretary of the corporation to the effect that the subscribers to the instrument constitute all the holders of the shares entitled under the Articles to vote on this particular question.

                                  ARTICLE III

                                   DIRECTORS

   SECTION 1. Powers, Number, Classification, Term and Qualifications. All the corporate powers shall be vested in, and the business and affairs of the corporation shall be managed by, a Board of Directors consisting of eight directors, four of whom shall be Class A directors and the other four of whom shall be Class B directors. Except as otherwise provided herein, directors (other than those constituting the first directors named in the Articles of Incorporation) shall be elected at the annual meeting of the shareholders and shall hold office for one year and until their successors are chosen and qualified. Directors need not be shareholders.

   "SECTION 2. Meetings and Notice. The meetings of the Board of Directors shall be held at such place, whether in the State of Louisiana or elsewhere, as the Board of Directors may from time to time appoint. A meeting of the Board of Directors for the election of officers shall be held within thirty days after the annual election of directors. Regular meetings of the Board of Directors shall be held without notice at such


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Section 2. (continued)

times as the Board may from time to time fix, and special meetings may be held at any time upon the call of the President or the Executive Vice-President or any two directors by oral, telegraphic or written notice duly given to each director not less than two days before such meeting. Meetings may be held at any time and place without notice if all the directors are present, in person or by proxy. Meetings of the Board shall be presided over by the President, or, if he is not present, by the Executive Vice-President, or, if neither the President nor the Executive Vice-President is present, by a chairman to be chosen by a majority of the directors who are present at the meeting.

   Any meeting of the Board of Directors, whether a regular or special meeting, may be held by means of conference telephone or similar communications equipment provided that all directors participating in the meeting can hear and communicate with each other. Participation by a director in a meeting by conference telephone or similar communications equipment shall constitute presence in person at such meeting.

   Any action which may be taken at a meeting of the Board of Directors, may be taken by the consent in writing to such action, signed by all of the directors and filed with the records of the proceedings of the Board."

   SECTION 3. Quorum and Voting. The presence at a meeting, in person or by proxy, of not less than five of


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the eight directors shall constitute a quorum of the Board of Directors;
except that, for the purpose of removing the President, the Executive Vice-President, the Secretary or the Treasurer or of filling a vacancy in any such office, the presence at a meeting, in person or by proxy, of a majority of the class of directors, entitled under Section 3 of Article V of these by-laws to take such action, shall constitute a quorum. The Board of Directors can continue to do business at a meeting only so long as there remains present the quorum required for the particular type of business to be transacted. Any director absent from a meeting may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of said absent director. Except as otherwise provided in the Articles of Incorporation and in Article V of these by-laws, no action shall be taken at any meeting of the Board of Directors unless at least five of the eight directors (or such greater number of the directors as may be required by the Articles of Incorporation or by Article X of these by-laws) shall vote, in person or by proxy, in favor of such action.


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   SECTION 4. Removal and Vacancies.   The holders of Class A shares, by the
vote of a majority of the Class A shares then issued and outstanding, had at any special meeting called for that purpose, may remove from office any one or more of the Class A directors, notwithstanding his or their terms of office may not have expired, and may forthwith at such meeting proceed to elect a successor or successors for the unexpired term. The holders of Class B shares, by the vote of a majority of the Class B shares then issued and outstanding, had at any special meeting called for that purpose, may remove from office any one or more of the Class B directors, notwithstanding his or their terms of office may not have expired, and may forthwith at such meeting proceed to elect a successor or successors for the unexpired term. In case one or more vacancies shall occur on the Board of Directors for any other reason, the holders of Class A shares in the case of a vacancy or vacancies in the office of Class A director, or the holders of Class B shares in the case of a vacancy or vacancies in the office of Class B director, at any special meeting called for that purpose, may fill such vacancy or vacancies for the unexpired term. Vacancies on


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2. Article IV, Section 1 of the By-Laws of Monochem, Inc. is hereby amended in its entirety to read as follows:

   "Section 1. Executive Committee. The Board of Directors may establish an Executive Committee to consist of two directors of the corporation, one of whom shall be a Class A director and the other of whom shall be a Class B director. During the intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation and shall have power to authorize the seal of the corporation to be affixed to all papers which require it; provided, however, that the Executive Committee shall not have the power to authorize any single expenditure amounting to more than $150,000. The Executive Committee may act only by the unanimous vote of both its members; it shall keep regular minutes of its proceedings; all its actions shall be reported promptly to the Board of Directors; and every such action shall be subject to review by the Board provided that no rights of third persons shall be affected by such review."

ed to all papers which require it;* The Executive Committee may act only by the unanimous vote of both its members; it shall keep regular minutes of its proceedings; all its actions shall be reported promptly to the Board of Directors;





* provided, however, that the Executive Committee shall not have the power to authorize any single expenditure amounting to more than $25,000.


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and every such action shall be subject to review by the Board provided that no rights of third persons shall be affected by such review.

    SECTION 2. Other Committees. The Board of Directors may appoint one or more other committees. Each such committee shall consist of such persons (whether or not directors), shall have such name, and shall have and may exercise such powers, as shall be specified by the resolution appointing the committee. Any such committee may act only by the unanimous vote of all its members.

    SECTION 3. Meetings, Membership Changes and Discharge. Each committee, including the Executive Committee, shall fix the time and place of its meetings, unless the Board of Directors shall provide otherwise. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge, any committee including the Executive Committee.

                                   ARTICLE V

                         OFFICERS, AGENTS AND MANAGERS

    SECTION 1. Number, Election and Qualifications.


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For the term of office commencing in odd numbered years, the President and the
Secretary shall be elected by the vote of a majority of the Class A directors, and the Executive Vice-President and the Treasurer shall be elected by the vote of a majority of the Class B directors. For the term of office commencing in even numbered years, the President and the Secretary shall be elected by the vote of a majority of the Class B directors, and the Executive Vice-President and the Treasurer shall be elected by the vote of majority of the Class A directors. The President and the Executive Vice-President shall each be chosen from among the class of directors by which he is elected. The Board of Directors may elect a Vice-President in charge of Operations and may, from time to time, appoint such Assistant Secretaries, such Assistant Treasurers, such agents and such managers as may be necessary for the business of the corporation. No officer of the corporation, except the President, and the Executive Vice-President need be a director.

    SECTION 2. Authority and Duties. The officers, agents and managers of the corporation shall respectively


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have only such authority and perform only such duties as are specified in these by-laws and as may be determined from time to time by the Board of Directors.

   SECTION 3. Term, Removal and Vacancies. The term of office of the President, the Executive Vice-President, the Secretary and the Treasurer shall be for one year and until their respective successors are elected and qualified. The term of office of each other officer, agent and manager of the corporation elected or appointed by the Board of Directors shall commence at the time of his election or appointment and shall end upon the earliest occurrence of any of the following: his death or resignation, the election or appointment of his successor, his removal by the Board of Directors without a successor being elected or appointed, or the expiration of the first period of thirty days after the annual election of directors next following his election or appointment. The President, the Executive Vice-President, the Secretary or the Treasurer may be removed at any time for any reason, but only by the vote of a majority of the class of directors by which such officer was elected. Any other officer, agent or manager of the corporation elected or appointed


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by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any vacancy arising at any time for any reason in the office of President, Executive Vice-President, Secretary or Treasurer shall be filled for the unexpired portion of the term, but only by the vote of a majority of the class of directors by which the person who vacated such office was elected and, in the case of the President or the Executive Vice-President, only from among the class of directors from which the person who vacated such office was chosen.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

   SECTION 1. Form. Every shareholder shall be entitled to a certificate of stock, in the form required by Section 14B of the Business Corporations Law of Louisiana, signed by the President and the Executive Vice-President and sealed with the seal of the corporation. A certificate of stock shall not be issued until the shares represented thereby have been fully paid for. Every certificate


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issued shall bear the following legend:

   "Sale or other disposition of the shares represented by this certificate or of any interest in said shares is subject to, and shall be invalid unless made in compliance with, the terms and conditions of an agreement entitled 'Basic Agreement' (as amended and Restated) between The Borden Company and United States Rubber Company."

   SECTION 2. Transfers. Transfers of shares shall be made only on the stock certificate book of the corporation upon surrender of the certificate or certificates for such shares properly endorsed by the holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and upon payment by such holder or by such attorney of all taxes thereon. The stock certificate book shall not be closed for any purpose.

   SECTION 3. Lost, Stolen or Destroyed Certificates.   No certificate of stock
shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except on production of such evidence of the loss, theft or destruction as the Board of Directors may in its discretion require.


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                                  ARTICLE VII

                               BOOKS AND RECORDS

   The corporation shall keep at its registered office books and accounts showing the amounts of its assets and liabilities and its receipts and disbursements, records of the proceedings of the shareholders and of the directors, and a stock certificate book, giving the names of the shareholders, and showing their respective addresses, as and if furnished by each shareholder, the number and classes of shares held by each, and the dates on which the certificates were issued.

                                  ARTICLE VIII

                                  FISCAL YEAR

   The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following, unless otherwise determined by the Board of Directors.


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                                   ARTICLE IX

                                 CORPORATE SEAL

    The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center of which shall be the year of its incorporation and the words "Corporate Seal, Louisiana".

                                   ARTICLE X

                                   AMENDMENTS

    The Board of Directors, by the affirmative action of the entire Board of Directors, shall have authority to make and alter by-laws, including the right to make or alter by-laws fixing their number, qualifications or term of office, or fixing or increasing their compensation, subject to the power of the shareholders to change or repeal the by-laws so made.


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